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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): June 24, 1999

                                IMH ASSETS CORP.
(as depositor under a Series 1999-2 Indenture dated as of June 28, 1999, providing for, among other things, the issuance of Collateralized Asset-Backed Bonds Series 1999-2)



                                IMH ASSETS CORP.
              -----------------------------------------------------
              (Exact name of Depositor as specified in its charter)

         DELAWARE                      333-60707               33-0705301
----------------------------           -----------          ----------------
(State or Other Jurisdiction           (Commission          (I.R.S. Employer
of Incorporation)                       File Number)       Identification No.)



            1401 Dove Street
            Newport Beach, California                          92660
            -------------------------                      --------------
            (Address of Principal                           (Zip Code)
            Executive Offices)

Registrant's telephone number, including area code, is (949) 475-3600



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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  For a description of the Bonds and the Mortgage Pool, refer to the Indenture.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a)      Not applicable

                  (b)      Not applicable

                  (c)      Exhibits:



                     ITEM 601(A) OF
                     REGULATION S-K
EXHIBIT NO.          EXHIBIT NO.         DESCRIPTION
-----------          -----------         -----------
     1                    99             Computational Materials-- Computational
                                         Materials (as defined in Item 5) that
                                         have been provided by the Underwriter
                                         to certain prospective purchasers of
                                         the IMH Assets Corp. Collateralized
                                         Asset-Backed Bonds, Series 1999-2
                                         (filed in paper pursuant to the
                                         automatic SEC exemption pursuant to
                                         Release 33-7427, August 7, 1997)




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Item 5.  OTHER EVENTS.

         On or about June 28, 1999, the Registrant will cause the issuance and sale of approximately $115,033,881 initial principal amount of Collateralized Asset-Backed Bonds, Series 1999-2, (collectively, the "Bonds") pursuant to an Indenture, to be dated as of June 28, 1999, between Impac CMB Trust Series 1999-2, as issuer, and Bankers Trust Company of California, N.A., as indenture trustee.

         In connection with the sale of the Series 1999-2 Bonds (collectively, the "Underwritten Bonds"), the Registrant has been advised by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), that the Underwriter has furnished to prospective investors certain yield tables and other computational materials (the "Computational Materials") with respect to the Underwritten Bonds following the effective date of Registration Statement No. 333-60707, which Computational Materials are being filed as exhibits to this report.

         The Computational Materials have been provided by the Underwriter. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Underwritten Bonds and by any other information subsequently filed with the
Securities and Exchange Commission.

         The Computational Materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

         In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Bonds (the "Mortgage Loans") may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Bonds might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Bonds.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IMH ASSETS CORP.


                                   By   /s/ Richard J. Johnson
                                     ---------------------------------------
                                   Name:    Richard J. Johnson
                                   Title:   Chief Financial Officer

Dated: June 28, 1999

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                                  EXHIBIT INDEX


                Item 601 (a) of      Sequentially
  Exhibit       Regulation S-K       Numbered
  Number        Exhibit No.          Description                      Page
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    1               99               Computational Materials            6





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